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                                                                      Exhibit 16


 August 12, 1999

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by DirectCom, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 13, 1999. We agree with the statements concerning our Firm in such Form 8-K.

 Very truly yours,


 PricewaterhouseCoopers LLP